EXHIBIT 23.2



                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS


         As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-69175 on Form S-8.


/s/ ARTHUR ANDERSEN LLP

Jacksonville, Florida
March 30, 1999